GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE FIRST QUARTER ENDED MARCH 31, 2016

- Company Reports Sales of $3.7 Billion and Earnings Per Share of $1.05 -

Atlanta, Georgia, April 19, 2016 — Genuine Parts Company (NYSE: GPC) announced today first quarter sales and earnings for the quarter ended March 31, 2016.

Sales for the first quarter ended March 31, 2016 were $3.72 billion, compared to sales of $3.74 billion for the same period in 2015. Net income for the first quarter was $158.0 million compared to $161.0 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.05, equal to the earnings per share for the first quarter last year. Currency negatively impacted total revenue growth by approximately 1.5% and earnings per share by an approximate $0.01 in the first quarter.

Tom Gallagher, Chairman and Chief Executive Officer, commented, “We are pleased to report that our first quarter performance was in-line with our expectations. Our growth initiatives for the automotive business along with consistently strong industry fundamentals continue to drive our positive automotive performance. Our non-automotive businesses continue to operate in a difficult economic environment.”

Total sales in the first quarter were down 0.5% from the prior year, inclusive of the 1.5% currency headwind, which was partially offset by acquisitions. Sales for the Automotive Group were up 2%, consisting of an approximate 3.5% core sales increase, a 1% benefit from acquisitions, and a reduction of 2.5% from currency translation. Sales at Motion Industries, our Industrial Group, were down 2.5%, including a 3% underlying sales decrease and a 1% currency headwind, offset by a 1.5% contribution from acquisitions. Sales at EIS, our Electrical/Electronic Group, and S. P. Richards, our Office Products Group, were each down approximately 3%.

Mr. Gallagher concluded, “Despite the fragile industrial economic conditions which continue to pressure our near term growth outlook, our teams remain focused on key sales and cost initiatives necessary to drive long term growth for the Company. We will continue to support our sales and earnings growth with a strong balance sheet, solid cash flows and effective capital allocation intended to maximize shareholder value.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 800-263-8506, conference ID 4915825. A replay will also be available on the Company’s website or at 877-870-5176, conference ID 4915825, two hours after the completion of the call until 12:00 a.m. Eastern time on May 3, 2016.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,718,267	$3,736,051
Cost of goods sold	2,613,796	2,623,232

Gross profit	1,104,471	1,112,819
Operating expenses:
Selling, administrative & other expenses	823,172	825,554
Depreciation and amortization	34,654	35,884

	857,826	861,438
Income before income taxes	246,645	251,381
Income taxes	88,620	90,371

Net income	$158,025	$161,010

Basic net income per common share	$1.06	$1.05
Diluted net income per common share	$1.05	$1.05
Weighted average common shares outstanding	149,593	152,656
Dilutive effect of stock options and
non-vested restricted stock awards	749	918

Weighted average common shares outstanding – assuming dilution	150,342	153,574

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,932,178	$1,898,508
Industrial	1,152,627	1,181,823
Office Products	476,654	490,298
Electrical/Electronic Materials	175,847	182,046
Other (1)	(19,039)	(16,624)

Total net sales	$3,718,267	$3,736,051

Operating profit:
Automotive	$153,710	$150,641
Industrial	81,833	87,769
Office Products	34,204	36,524
Electrical/Electronic Materials	14,841	15,463

Total operating profit	284,588	290,397
Interest expense, net	(4,822)	(5,327)
Intangible amortization	(8,760)	(8,604)
Other, net	(24,361)	(25,085)

Income before income taxes	$246,645	$251,381

Capital expenditures	$11,670	$16,427

Depreciation and amortization	$34,654	$35,884

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2016	2015
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$205,135	$166,495
Trade accounts receivable, net	1,981,651	1,978,233
Merchandise inventories, net	3,074,641	3,007,295
Prepaid expenses and other current assets	508,841	482,676

TOTAL CURRENT ASSETS	5,770,268	5,634,699
Goodwill and other intangible assets, less accumulated amortization	1,412,985	1,346,336
Deferred tax assets	114,917	144,112
Other assets	504,153	467,092
Net property, plant and equipment	648,204	646,116

TOTAL ASSETS	$8,450,527	$8,238,355

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$2,961,318	$2,608,491
Current portion of debt	450,000	393,697
Income taxes payable	46,137	26,479
Dividends payable	98,339	93,844
Other current liabilities	656,132	636,850

TOTAL CURRENT LIABILITIES	4,211,926	3,759,361
Long-term debt	250,000	500,000
Pension and other post-retirement benefit liabilities	231,652	275,470
Deferred tax liabilities	50,736	67,672
Other long-term liabilities	462,501	444,810
Common stock	149,623	152,325
Retained earnings	3,944,626	3,855,295
Accumulated other comprehensive loss	(862,519)	(827,682)

TOTAL PARENT EQUITY	3,231,730	3,179,938
Noncontrolling interests in subsidiaries	11,982	11,104

TOTAL EQUITY	3,243,712	3,191,042

TOTAL LIABILITIES AND EQUITY	$8,450,527	$8,238,355

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$158,025	$161,010
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,654	35,884
Share-based compensation	4,249	3,316
Excess tax benefits from share-based compensation	(5,144)	(3,734)
Changes in operating assets and liabilities	(56,739)	(73,964)

NET CASH PROVIDED BY OPERATING ACTIVITIES	135,045	122,512
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(11,670)	(16,427)
Acquisitions and other investing activities	(73,625)	(30,129)

NET CASH USED IN INVESTING ACTIVITIES	(85,295)	(46,556)
FINANCING ACTIVITIES:
Proceeds from debt	975,000	779,910
Payments on debt	(900,000)	(650,000)
Share-based awards exercised, net of taxes paid	(5,586)	(3,804)
Excess tax benefits from share-based compensation	5,144	3,734
Dividends paid	(92,596)	(88,039)
Purchases of stock	(46,431)	(84,252)

NET CASH USED IN FINANCING ACTIVITIES	(64,469)	(42,451)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,223	(4,740)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,496)	28,765
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	211,631	137,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$205,135	$166,495